UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2024

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (954) 462-5570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2024, Christopher H. Constable resigned as a member of board of directors of Brownie’s Marine Group, Inc. (the “Company”). As described in the resignation letter submitted by Mr. Constable, his termination was, among other reasons, the result of the Company having filed the Form 10-K with the Securities and Exchange Commission for the fiscal year ended December 31, 2023 without first obtaining the authorization from Mr. Constable.

Simultaneous with the filing of this Current Report on Form 8-K (this “Report”) with the Securities and Exchange Commission, the Company is providing Mr. Constable with a copy of this Report and providing him with an opportunity to furnish the Company as promptly as possible with a letter stating whether he agrees with the statements made by the Company in this Report, and if not, stating the respects in which he does not agree. If the Company receives a letter from Mr. Constable, the Company shall file such letter as an exhibit to an amendment to this Report within two business days after receipt by the Company.

The foregoing description of the resignation letter is qualified in its entirety by reference to the full text of said letter, a copy of which is attached hereto as Exhibit 10.36, which is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.36	Letter from Christopher Constable dated May 21, 2024 to Robert Carmichael, Chief Executive Officer and Chairman of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: May 29, 2024	By:	/s/ Robert Carmichael
Robert Carmichael, Chief Executive Officer